                                                                    EXHIBIT 99.1

     CLEAR CHANNEL OUTDOOR REPORTS FOURTH QUARTER AND FULL YEAR 2005 RESULTS

    FULL YEAR REVENUES INCREASE 9%, FUELED BY GROWTH DOMESTICALLY AND ABROAD

                                 --------------

SAN ANTONIO, TEXAS FEBRUARY 21, 2006...Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) today reported results for its fourth quarter and year ended December 31, 2005.

FOURTH QUARTER 2005 RESULTS

The Company reported revenues of $734.6 million in the fourth quarter of 2005, a 7% increase over the $685.7 million reported for the fourth quarter of 2004. Clear Channel Outdoor's expenses increased 1% to $485.6 million during the fourth quarter of 2005 compared to 2004. Included in the Company's expenses is approximately $334.0 thousand of non-cash compensation.

Clear Channel Outdoor's income and diluted earnings per share, before cumulative effect of a change in accounting principal, were $40.4 million and $0.12, respectively, during the fourth quarter of 2005. This compares to income of $3.6 million or $0.01 per diluted share in 2004.

Clear Channel Outdoor's net income and diluted earnings per share were $40.4 million and $0.12, respectively, during the fourth quarter of 2005. This compares to a net loss of $159.3 million or $0.45 per diluted share in the fourth quarter of 2004.

FULL YEAR 2005 RESULTS

For the full year, Clear Channel Outdoor reported revenues of $2.7 billion, an increase of 9% when compared to revenues of $2.4 billion for the same period in 2004. The Company's expenses increased 7% to $1.9 billion during the year compared to 2004. Included in the Company's expenses is approximately $846.0 thousand of non-cash compensation expense. During 2005, the Company restructured its business in France and recorded approximately $26.6 million in restructuring charges.

The Company's income was $61.6 million or $0.18 per diluted share for 2005, before cumulative effect of a change in accounting principal. This compares to income of $7.5 million or $0.02 per diluted share in 2004, before cumulative effect of a change in accounting principle.

The Company's net income was $61.6 million or $0.18 per diluted share for 2005. This compares to a net loss of $155.4 million or $0.44 per diluted share in 2004. The 2004 loss was the result of a cumulative effect of a change in accounting principle with the adoption of SEC Staff Announcement D-108.

"Clear Channel Outdoor ended the year on a high note, delivering revenue growth of 7% and 9% in the fourth quarter and full-year, respectively," said Mark P. Mays, Chief Executive Officer of Clear Channel Outdoor. "We successfully completed our initial public offering in November and entered 2006 with a clear focus and optimal capital structure. Looking ahead, the fundamentals of the outdoor advertising business remain one of the most attractive in all of media, and as a global leader, we are ideally positioned to capitalize on growth opportunities both domestically and abroad."

"Virtually all of our business units delivered impressive results in 2005, and we are particularly pleased with our performance in the Americas, which generated 11% revenue growth for the full year," added Paul J. Meyer, Global President and Chief Operating Officer. "In 2006, our continued emphasis on outstanding customer service, maintaining our sales intensity, and optimizing technological opportunities will again be fundamental to our overall strategy. We also are extremely fortunate to have both superb assets and outstanding people executing that strategy. Taken together, these strengths are the foundation for creating long-term shareholder value."

REVENUE AND DIRECT OPERATING AND SG&A EXPENSES BY DIVISION

(In thousands)                                   Three Months Ended      %           Year Ended           %
                                                     December 31,      DELTA        December 31,        DELTA
                                                --------------------           ----------------------
                                                  2005       2004                2005        2004
                                                ---------  ---------           ----------  ----------
Revenue
    Americas                                     $329,733   $291,345    13%    $1,216,382  $1,092,089    11%
    International Outdoor                         404,874    394,387     3%     1,449,696   1,354,951     7%
                                                ---------  ---------           ----------  ----------
CONSOLIDATED REVENUE                             $734,607   $685,732     7%    $2,666,078  $2,447,040     9%
                                                =========  =========           ==========  ==========

Direct Operating and SG&A Expenses by Division

    Americas                                     $181,086   $167,240     8%    $  677,268  $  641,697     6%
    International Outdoor                         304,492    311,926    (2%)    1,206,833   1,120,077     8%
                                                ---------  ---------           ----------  ----------
CONSOLIDATED DIVISIONAL OPERATING EXPENSES       $485,578   $479,166     1%    $1,884,101  $1,761,774     7%
                                                =========  =========           ==========  ==========

Included in the Company's 2005 revenue and direct operating and SG&A expenses are foreign exchange decreases of approximately $25.9 million and $23.7 million for the fourth quarter and foreign exchange increases of approximately $8.6 million and $5.8 million for the full year as compared to the same time periods of 2004.

AMERICAS (FORMERLY NAMED DOMESTIC OUTDOOR, ENCOMPASSING BOTH NORTH AND SOUTH AMERICA)

The Company's Americas revenues increased $124.3 million, or 11%, during 2005 compared to 2004. The increase was mainly due to an increase in bulletin and poster revenues attributable to increased rates during 2005. Increased revenues from the Company's airport, street furniture and transit advertising displays also contributed to the revenue increase. Growth occurred across the Company's markets including strong growth in New York, Miami, Houston, Seattle, Cleveland and Las Vegas. Strong advertising client categories for 2005 included automotive, business and consumer services, entertainment and amusements, retail and telecommunications.

Direct operating and SG&A expenses (excluding non-cash compensation expense of $693 thousand and $102 thousand for 2005 and 2004, respectively) increased $35.0 million, or 5%, during 2005 compared to 2004. The increase is related to increases in site lease expenses, commission expenses and direct production expenses, all associated with the increase in revenue.

INTERNATIONAL OUTDOOR

International revenues increased $94.7 million, or 7%, during 2005 compared to 2004. Revenue growth was attributable to increases in the Company's street furniture and transit revenues and the consolidation of Clear Media Limited (a Chinese outdoor company). The Company also experienced improved yield on its street furniture inventory during 2005 compared to 2004. Leading markets contributing to the Company's international revenue growth were Italy, China and Australia. The Company faced challenges in France throughout 2005, with revenues declining from 2004. Strong advertising categories during 2005 were food and drink, retail, media and entertainment, business and consumer services and financial services.

Direct operating and SG&A expenses (excluding non-cash compensation expense of $153 thousand and $14 thousand for 2005 and 2004, respectively) grew $86.6 million, or 8%, during 2005 compared to 2004, in part due to the consolidation of Clear Media. The Company restructured its business in France during the third quarter of 2005 and recorded approximately $26.6 million in restructuring costs. Expenses associated with new contracts also contributed to the growth.

FAS NO. 123 (R): SHARE-BASED PAYMENT

The Company adopted Statement of Financial Accounting Standards No. 123(R) Share-Based Payment ("Statement 123(R)") on January 1, 2006 and anticipates that it will result in an increase in operating expenses in the range of $5 to $8 million for the full-year of 2006.

CONFERENCE CALL

The Company will host a teleconference to discuss results today at 9:00 a.m. Eastern Time. The conference call number is 866-564-7444 and the pass code is 8340480. Please call ten minutes in advance to ensure that you are connected prior to the presentation. The teleconference will also be available via a live audio cast on the Clear Channel website, located at www.clearchannel.com. A replay of the call will be available for 72 hours after the live conference call, beginning at 12:00 p.m. Eastern Time. The replay number is 888-203-1112 and the pass code is 8340480. The audio cast will also be archived on the website and will be available beginning 24 hours after the call for a period of one week.

TABLE 1 - FINANCIAL HIGHLIGHTS OF CLEAR CHANNEL OUTDOOR HOLDINGS, INC. AND SUBSIDIARIES - UNAUDITED

(In thousands, except                                   Three Months Ended                       Twelve Months Ended
     per share data)                                       December 31,          %                    December 31,           %
                                              -------------------------------  -------  --------------------------------    -------
                                                  2005             2004        (DELTA)       2005             2004          (DELTA)
                                              -------------   ---------------  -------  --------------    --------------    -------
REVENUE                                       $     734,607   $      685,732     7%     $    2,666,078    $    2,447,040      9%
Direct operating expenses (1)                       353,859          337,897                 1,342,307         1,262,317
Selling, general and administrative expenses        131,719          141,269                   541,794           499,457
Corporate expenses                                   21,699           14,319                    61,096            53,770
Depreciation and amortization                       110,406           99,407                   400,639           388,217
Gain on disposition of assets - net                     574            9,946                     3,488            10,791
                                              -------------   --------------            --------------    --------------
OPERATING INCOME                                    117,498          102,786    14%            323,730           254,070     27%

Interest expense - net                               55,387           39,480                   198,354           159,830
Equity in earnings (loss) of
   nonconsolidated affiliates                           (64)          (2,346)                    9,844               (76)
Other income (expense) - net                         (2,572)          (3,438)                  (12,291)          (16,530)
                                              -------------   --------------            --------------    --------------
Income before income taxes, minority
   interest and cumulative effect of a
   change in accounting principle                    59,475           57,522                   122,929            77,634

Income tax benefit (expense):
   Current                                          (13,406)         (29,903)                  (51,173)          (23,422)
   Deferred                                            (334)         (21,402)                    5,689           (39,132)
                                              -------------   --------------            --------------    --------------
Income tax benefit (expense)                        (13,740)         (51,305)                  (45,484)          (62,554)
Minority interest expense, net of tax                 5,324            2,639                    15,872             7,602
                                              -------------   --------------            --------------    --------------
Income before cumulative effect of a change
   in accounting principle                           40,411            3,578                    61,573             7,478
Cumulative effect of a change in accounting
   principle, net of tax                                 --         (162,858)                       --          (162,858)
                                              -------------   --------------            --------------    --------------

Net Income                                    $      40,411   $     (159,280)           $       61,573    $     (155,380)
                                              =============   ==============            ==============    ==============

Diluted per share amounts (2):
Diluted income before cumulative effect of
   a change in accounting principle per
   share                                      $         .12   $          .01            $          .18             $ .02
                                              =============   ==============            ==============    ==============
Cumulative effect of a change in accounting
   principle per share                        $          --   $         (.46)           $           --    $         (.46)
                                              -------------   --------------            --------------    --------------
Diluted net income per share                  $         .12   $         (.45)           $          .18    $         (.44)
                                              =============   ==============            ==============    ==============

Weighted average shares outstanding -
   Diluted (2)                                      350,081          350,081                   350,081           350,081

------------
(1) Non-cash compensation expense of $846 and $116 for the years ended 2005 and 2004, respectively, and $334 and $34 for the fourth quarter of 2005 and 2004, respectively, are included in Direct operating expenses.

(2) Diluted per share amounts for 2005 are calculated on a pro forma basis assuming the initial public offering of 10% of the Company's stock occurred on January 1, 2005. Diluted net income per share for full year 2005, based on actual weighted average shares outstanding of 319,921, was $0.19 per share. 2004 diluted per share amounts are calculated assuming the same pro forma weighted average shares outstanding in 2005.

TABLE 2 - SELECTED BALANCE SHEET INFORMATION - UNAUDITED

Selected balance sheet information for 2005 and 2004 was:

                                                                                  December 31, 2005        December 31, 2004
(In millions)                                                                     -----------------        -----------------
Cash                                                                              $           108.6        $            37.9
Due from Clear Channel Communications                                             $             0.1        $           302.6
Total Current Assets                                                              $           894.1        $         1,107.2
Net Property, Plant and Equipment                                                 $         2,153.4        $         2,196.0
Total Assets                                                                      $         4,918.3        $         5,240.9

Current Liabilities (excluding current portion of long-term debt)                 $           653.0        $           602.8
Long-Term Debt (including current portion of long-term debt)                      $           227.8        $           176.4
Debt with Clear Channel Communications                                            $         2,500.0        $         1,463.0
Shareholders' Equity                                                              $         1,209.4        $         2,729.7

TABLE 3 - CAPITAL EXPENDITURES - UNAUDITED

Capital expenditures for the full year of 2005 and 2004 were:

(In millions)                                     December 31, 2005            December 31, 2004
                                                  -----------------            -----------------
Non-revenue producing                             $            78.1            $            70.1
Revenue producing                                             130.1                        106.0
                                                  -----------------            -----------------
    Total capital expenditures                    $           208.2            $           176.1
                                                  =================            =================

The Company defines non-revenue producing capital expenditures as those expenditures that are required on a recurring basis. Revenue producing capital expenditures are discretionary capital investments for new revenue streams, similar to an acquisition.

TABLE 4 - LONG-TERM DEBT - UNAUDITED

At December 31, 2005, Clear Channel Outdoor had long-term debt of:

(In millions)                                     December 31, 2005
                                                  -----------------
Bank Credit Facility                              $            15.0
Debt with Clear Channel                                     2,500.0
Other Debt                                                    212.8
                                                  -----------------
    Total                                         $         2,727.8
                                                  =================

Leverage, defined as total debt, net of cash, divided by the trailing 12-month OIBDAN, was 3.6x at December 31, 2005.

        SUPPLEMENTAL DISCLOSURE REGARDING NON-GAAP FINANCIAL INFORMATION

OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION (D&A), NON-CASH COMPENSATION EXPENSE AND GAIN ON DISPOSITION OF ASSETS - - NET (OIBDAN)

The following tables set forth Clear Channel Outdoor's OIBDAN for the three months and years ended December 31, 2005 and 2004. The Company defines OIBDAN as net income adjusted to exclude non-cash compensation expense and the following line items presented in its Statement of Operations: Cumulative effect of a change in accounting principle, Income tax benefit (expense); Other income (expense) - net; Minority interest expense, net of tax; Equity in earnings of nonconsolidated affiliates; Interest expense; D&A; and, Gain on disposition of assets - net.

The Company uses OIBDAN, among other things, to evaluate the Company's operating performance. This measure is among the primary measures used by management for planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. This measure is an important indicator of the Company's operational strength and performance of its business because it provides a link between profitability and cash flows from operating activities. It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management. It helps improve investors' ability to understand the Company's operating performance and makes it easier to compare the Company's results with other companies that have different capital structures, stock option structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. OIBDAN is not necessarily a measure of the Company's ability to fund its cash needs. As it excludes certain financial information compared with operating income and net income (loss), the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions, which are excluded.

As required by the SEC, the Company provides reconciliations below of OIBDAN and for each segment to consolidated operating income; OIBDAN to net income, the most directly comparable amounts reported under GAAP.

                                                          Non-cash    Depreciation      Gain on
(In thousands)                           Operating     compensation       and        disposition of
                                       income (loss)      expense     amortization    assets - net       OIBDAN
                                       -------------   ------------   ------------   --------------   ----------
THREE MONTHS ENDED DECEMBER 31, 2005
Americas                                 $  95,107           $293       $  53,540          $      --   $ 148,940
International Outdoor                       43,516             41          56,866                 --     100,423
Corporate                                  (21,699)            --              --                 --     (21,699)
Gain on disposition of assets - net            574             --              --               (574)         --
                                         ---------           ----       ---------          ---------   ---------
   Consolidated                          $ 117,498           $334       $ 110,406          $    (574)  $ 227,664
                                         =========           ====       =========          =========   =========

THREE MONTHS ENDED DECEMBER 31, 2004
Americas                                 $  78,964           $ 30       $  45,141          $      --   $ 124,135
International Outdoor                       28,195              4          54,266                 --      82,465
Corporate                                  (14,319)            --              --                 --     (14,319)
Gain on disposition of assets - net          9,946             --              --             (9,946)         --
                                         ---------           ----       ---------          ---------   ---------
   Consolidated                          $ 102,786           $ 34       $  99,407          $  (9,946)  $ 192,281
                                         =========           ====       =========          =========   =========

YEAR ENDED DECEMBER 31, 2005
Americas                                 $ 358,555           $693       $ 180,559          $      --   $ 539,807
International Outdoor                       22,783            153         220,080                 --     243,016
Corporate                                  (61,096)            --              --                 --     (61,096)
Gain on disposition of assets - net          3,488             --              --             (3,488)         --
                                         ---------           ----       ---------          ---------   ---------
   Consolidated                          $ 323,730           $846       $ 400,639          $  (3,488)  $ 721,727
                                         =========           ====       =========          =========   =========

YEAR ENDED DECEMBER 31, 2004
Americas                                 $ 263,772           $102       $ 186,620          $      --   $ 450,494
International Outdoor                       33,277             14         201,597                 --     234,888
Corporate                                  (53,770)            --              --                 --     (53,770)
Gain on disposition of assets - net         10,791             --              --            (10,791)         --
                                         ---------           ----       ---------          ---------   ---------
   Consolidated                          $ 254,070           $116       $ 388,217          $ (10,791)  $ 631,612
                                         =========           ====       =========          =========   =========

RECONCILIATION OF OIBDAN TO NET INCOME

                                                                                THREE MONTHS ENDED          TWELVE MONTHS ENDED
                                                                                   DECEMBER 31,                 DECEMBER 31,
                                                                           ------------------------     -------------------------
(In thousands)                                                                2005         2004            2005           2004
                                                                           ---------    -----------     ----------    -----------
OIBDAN                                                                     $ 227,664    $   192,281     $  721,727    $   631,612
Non-cash compensation expense                                                    334             34            846            116
Depreciation & amortization                                                  110,406         99,407        400,639        388,217
Gain on disposition of assets - net                                              574          9,946          3,488         10,791
                                                                           ---------    -----------     ----------    -----------
Operating Income                                                             117,498        102,786        323,730        254,070

Interest expense                                                              55,387         39,480        198,354        159,830
Equity in earnings of nonconsolidated affiliates                                 (64)        (2,346)         9,844            (76)
Other income (expense) - net                                                  (2,572)        (3,438)       (12,291)       (16,530)
                                                                           ---------    -----------     ----------    -----------
Income before income taxes, minority interest and cumulative effect of
        a change in accounting principle                                      59,475         57,522        122,929         77,634
Income tax (expense) benefit:
        Current                                                              (13,406)       (29,903)       (51,173)       (23,422)
        Deferred                                                                (334)       (21,402)         5,689        (39,132)
Minority interest expense                                                      5,324          2,639         15,872          7,602
                                                                           ---------    -----------     ----------    -----------
Income before cumulative effect of a change in accounting principle           40,411          3,578         61,573          7,478
Cumulative effect of a change in accounting principle, net of tax of
        $113,173 in 2004                                                          --       (162,858)            --       (162,858)
                                                                           ---------    -----------     ----------    -----------

Net Income (loss)                                                          $  40,411    $  (159,280)    $   61,573    $  (155,380)
                                                                           =========    ===========     ==========    ===========

ABOUT CLEAR CHANNEL OUTDOOR HOLDINGS

Clear Channel Outdoor, headquartered in San Antonio, Texas, is a global leader in the outdoor advertising industry providing clients with advertising opportunities through billboards, street furniture displays, transit displays, and other out-of-home advertising displays

For further information contact:

Investors - Randy Palmer, Senior Vice President of Investor Relations at
(210)832-3315 or Media - - Lisa Dollinger, Chief Communications Officer, (210) 832-3474 or visit our web site at www.clearchanneloutdoor.com.

CERTAIN STATEMENTS IN THIS DOCUMENT CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF CLEAR CHANNEL OUTDOOR TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. THE WORDS OR PHRASES "GUIDANCE," "BELIEVE," "EXPECT," "ANTICIPATE," "ESTIMATES" AND "FORECAST" AND SIMILAR WORDS OR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. IN ADDITION, ANY STATEMENTS THAT

REFER TO EXPECTATIONS OR OTHER CHARACTERIZATIONS OF FUTURE EVENTS OR CIRCUMSTANCES ARE FORWARD-LOOKING STATEMENTS.

VARIOUS RISKS THAT COULD CAUSE FUTURE RESULTS TO DIFFER FROM THOSE EXPRESSED BY THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS DOCUMENT INCLUDE, BUT ARE NOT LIMITED TO: CHANGES IN BUSINESS, POLITICAL AND ECONOMIC CONDITIONS IN THE U.S. AND IN OTHER COUNTRIES IN WHICH CLEAR CHANNEL OUTDOOR CURRENTLY DOES BUSINESS (BOTH GENERAL AND RELATIVE TO THE ADVERTISING INDUSTRY); FLUCTUATIONS IN INTEREST RATES; CHANGES IN OPERATING PERFORMANCE; SHIFTS IN POPULATION AND OTHER DEMOGRAPHICS; CHANGES IN THE LEVEL OF COMPETITION FOR ADVERTISING DOLLARS; FLUCTUATIONS IN OPERATING COSTS; TECHNOLOGICAL CHANGES AND INNOVATIONS; CHANGES IN LABOR CONDITIONS; CHANGES IN GOVERNMENTAL REGULATIONS AND POLICIES AND ACTIONS OF REGULATORY BODIES; FLUCTUATIONS IN EXCHANGE RATES AND CURRENCY VALUES; CHANGES IN TAX RATES; AND CHANGES IN CAPITAL EXPENDITURE REQUIREMENTS AND ACCESS TO CAPITAL MARKETS. OTHER UNKNOWN OR UNPREDICTABLE FACTORS ALSO COULD HAVE MATERIAL ADVERSE EFFECTS ON CLEAR CHANNEL OUTDOOR'S FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS. IN LIGHT OF THESE RISKS, UNCERTAINTIES, ASSUMPTIONS AND FACTORS, THE FORWARD-LOOKING EVENTS DISCUSSED IN THIS DOCUMENT MAY NOT OCCUR. YOU ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE STATED, OR IF NO DATE IS STATED, AS OF THE DATE OF THIS DOCUMENT. OTHER KEY RISKS ARE DESCRIBED IN CLEAR CHANNEL OUTDOOR'S REPORTS AND OTHER DOCUMENTS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, INCLUDING IN THE SECTION ENTITLED "RISK FACTORS" FOUND ON PAGE 13 OF CLEAR CHANNEL OUTDOOR'S PROSPECTUS DATED NOVEMBER 10, 2005 AND FILED WITH THE SEC ON NOVEMBER 14, 2005 UNDER RULE 424 OF THE SECURITIES ACT. EXCEPT AS OTHERWISE STATED IN THIS DOCUMENT, CLEAR CHANNEL OUTDOOR DOES NOT UNDERTAKE ANY OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS BECAUSE OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.